Code of Conduct for Senior Executives LATAM group Version Date of creation Date of publication Type of document 2.0 August / 2018 December / 2023 Operational Policy

Title Code of Conduct for Senior Executives Version 2.0 Classification Internal December / 2023 Page 2 of 4 1. Purpose The purpose of this Policy is to define the ethical behavior and compliance with applicable regulations by senior executives, executives, managers and assistant managers of the LATAM group and define their roles and responsibilities. 2. Scope This Policy applies to all members of the LATAM group, including its Directors, employees and collaborators, and especially to the Senior Executives and Senior Financial Executives of the LATAM group, as referred to in Form 20-F of the Securities and Exchange Commission (SEC) of the United States. 3. Detail 3.1. Senior Executives and Senior Financial Executives must:  Proceed with honesty and integrity in order to avoid real or apparent conflicts of interest that may arise between personal and professional relationships;  Ensure the sending of complete, faithful, precise, understandable and timely information, for the purpose of preparing the reports and documents that the LATAM group submits to authorities, in addition to public communications that must be made;  Adopt and comply with reasonable measures to cause the LATAM group to observe and comply with all applicable rules, resolutions and regulations;  Report in time and through the relevant means any breach of this Code, including the use of the Confidential Channel: https://www.canalconfidencial.com.br/grupo_latam/;  Maintain the confidentiality of “Sensitive Information” obtained during the performance of their duties, except in the event that disclosure is required by law or is expressly authorized by the Legal Department under the law. It is essential to protect the confidentiality of sales projections, results, new commercial projections or any other type of relevant information that is “Sensitive Information”;  Not disclose, inform or reveal to third parties, during employment and after the termination of the contractual relationship, Confidential Information or background information relating to products, businesses, methods, services or labor systems of the LATAM group with respect to its customers and suppliers;  Ensure the integrity of records;  Protect assets and resources of the LATAM group;  Promote professional integrity in all aspects, and eradicate from the LATAM group's financial organization any barrier related to responsible conduct such as coercion, fear of retaliation or marginalization of individuals;

Title Code of Conduct for Senior Executives Version 2.0 Classification Internal December / 2023 Page 3 of 4  Provide access to information requested by internal and external auditors for the purposes of carrying out a correct audit;  Intervene immediately to remedy any control deficiencies that could materially affect the integrity of financial statements and reports;  Ensure that the skills and capabilities of their teams are in line with the responsibility of the assigned jobs;  Encourage ethical and honest behavior within the work environment;  Notify the purchase and sale of securities of the LATAM group in accordance with the provisions of the Manual for Management of Information of Interest in the Market and the current laws of the stock market; and  Request written authorization from the Legal and Compliance Departments regarding exceptions to this Policy. 3.2. Image and Reputation The LATAM group and its subsidiaries operate in various countries, which implies developing its businesses and activities under different regulatory frameworks. Senior Executives, Senior Financial Executives and Executives of the LATAM group in the different countries are responsible for ensuring compliance with applicable legal and regulatory requirements, escalating relevant related matters and forging a positive working relationship with the various regulators. They, when developing their operations and activities, represent the interests of the LATAM group as a whole and not those of a particular unit or management. In accordance with the above, the operations and businesses of the LATAM group are subject to a series of risks, such as security and regulatory risks. However, there is a risk that is always present for a group like LATAM in the different markets in which it operates: Reputational or Franchise Risk. The LATAM group has developed a new organizational structure focused on achieving good corporate governance, and among whose objectives is to create the conditions and mechanisms to manage this risk in its different areas and in the different countries in which we operate. 3.3. Managerial Responsibility Consequently, our Executives, Senior Financial Executives and Executives of the LATAM group must keep in mind the following guidelines in the performance of their duties:  Compliance with the law and the regulations that govern the activities of the LATAM group as their primary responsibility.  As appropriate, they are responsible for maintaining appropriate and positive relationships with regulators.  They must immediately escalate any issue, fact or circumstance that may affect the image or reputation of the LATAM group.  It is essential that the commercial activities and businesses of the LATAM group comply with the laws and regulations that govern them and that their terms are

Title Code of Conduct for Senior Executives Version 2.0 Classification Internal December / 2023 Page 4 of 4 appropriate in accordance with industry practices and the ethical principles that govern the group's activities.  The LATAM group is committed to transparency and regulatory compliance, which must be kept in mind especially with regard to the protection of passenger rights and free competition.  They must escalate any issue related to the image or reputation of the LATAM group to the corresponding general managers (domestic, international, regional, operations, etc.), who in turn are responsible for escalating these matters to the corresponding Vice Presidents of the LATAM group. 3.4. Evaluation and Performance The evaluation of executives and employees must consider the history of regulatory compliance and internal control. 4. Annexes ● Glossary LATAM 5. Approval This Policy was prepared by the Compliance Department, and is valid for an indefinite period from its publication, and may be amended at any time. Notwithstanding the above, this policy shall be reviewed every 2 years.